Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson

November 9, 2015	Chief Financial Officer

(800) 445-1347 ext. 8716

United Bankshares to Acquire Bank of Georgetown

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (“UBSI”) (NASDAQ: UBSI) Chairman and Chief Executive Officer, Richard M. Adams, announced the signing of a definitive merger agreement with Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. With this transaction UBSI continues to strengthen its franchise and enhance its existing footprint in the D.C. Metro region.

Bank of Georgetown has $1.2 billion in assets with 11 branches and 3 business development offices throughout Washington, D.C., Montgomery County, Maryland and Northern Virginia. Bank of Georgetown will merge into UBSI’s Virginia chartered bank, United Bank, the largest community bank headquartered in the D.C. Metro region. Upon completion of the deal, United Bank will have assets of approximately $8.5 billion and will hold the #1 deposit market share of all community banks in the Washington, D.C. MSA. UBSI’s assets will grow to approximately $13.8 billion after the transaction with a projected market capitalization of approximately $3.2 billion based on UBSI’s closing price on November 6, 2015. Based upon this projected market capitalization, UBSI would be the 41st largest banking company in the country.

UBSI will acquire 100% of the outstanding shares of Bank of Georgetown in exchange for common shares of UBSI. The exchange ratio will be fixed at 0.9313 of UBSI’s shares for each share of Bank of Georgetown which equates to $37.00 per share, based on the 15-day average price of $39.73 for UBSI’s stock prior to this announcement. The aggregate consideration of the transaction is approximately $269.0 million based on Bank of Georgetown’s common shares outstanding of 6.67 million and options outstanding of 974.8 thousand.

The transaction, which has been unanimously approved by both UBSI’s and Bank of Georgetown’s Boards of Directors, is expected to close in mid-2016, pending regulatory approvals and the approval of Bank of Georgetown’s shareholders.

United Bankshares to Acquire Bank of Georgetown

November 9, 2015

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Adams stated, “We are very excited about our partnership with Bank of Georgetown. It is one of the most valuable of the remaining independent banking franchises in the nation’s capital MSA, which happens to be one of the best markets in the USA. Our companies share much in common, beginning with our commitment to building strong relationships with the individuals, businesses, and organizations in the communities we serve. This is an in-market transaction, it makes sense financially, and it is a great fit culturally.”

Michael P. Fitzgerald, Bank of Georgetown’s Chairman, President and Chief Executive Officer said, “We have respected United as a consistently high performing competitor and we are absolutely delighted to have this opportunity to join forces with them. Our customers and the community will benefit from a broader array of products and services, and continue to receive excellent relationship service. Our shareholders, many of whom have supported Bank of Georgetown for over 10 years, will be able to realize liquidity and earn a competitive dividend. We believe this partnership is an outstanding reward for their commitment and that the similar quality of people and culture coming together will further advance Washington’s preeminent community bank.”

UBSI currently has $12.6 billion in assets and 129 full-service offices in Washington, D.C., Virginia, Maryland, Ohio, Pennsylvania, and West Virginia. This will be the current administration’s 30th acquisition, and the 9th in the Washington, D.C. MSA.

Sandler O’Neill & Partners, L.P. served as financial advisor and Bowles Rice LLP provided legal counsel to United Bankshares, Inc.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Covington & Burling LLP served as legal counsel to Bank of Georgetown.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Bank of Georgetown and United Bankshares, Inc. (“UBSI”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) UBSI’s and Bank of Georgetown’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of UBSI and Bank of Georgetown and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of UBSI and Bank of Georgetown. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

United Bankshares to Acquire Bank of Georgetown

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The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of UBSI and Bank of Georgetown may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Bank of Georgetown may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which UBSI and Bank of Georgetown are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in UBSI’s and Bank of Georgetown’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in UBSI’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

UBSI and Bank of Georgetown caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to UBSI or Bank of Georgetown or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. UBSI and Bank of Georgetown do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

UBSI, Bank of Georgetown and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Bank of Georgetown’s shareholders in favor of the merger with UBSI. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Bank of Georgetown shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of UBSI in its Annual Report on Form 10-K for the year ended December 31, 2014 and in its definitive proxy statement filed with the SEC on April 3, 2015. You can find information about Bank of Georgetown’s executive officers and directors in its Annual Report for the year ended December 31, 2014 on its website at www.bank ofgeorgetownbank.com under the tab “About” and then under the tab “Corporate Profile”. You can obtain free copies of these documents from UBSI, or Bank of Georgetown using the contact information above.